Exhibit 24

POWER OF ATTORNEY

The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills, Amy M. Tucker and Jerry F. Perkins Jr. and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2012 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 25th day of February, 2013.

/s/ Phillip W. Farmer Phillip W. Farmer

/s/ H. Allen Franklin H. Allen Franklin

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos

/s/ Douglas J. McGregor Douglas J. McGregor

/s/ Richard T. O’Brien Richard T. O’Brien

/s/ James T. Prokopanko James T. Prokopanko

/s/ Donald B. Rice Donald B. Rice

/s/ Vincent J. Trosino Vincent J. Trosino

/s/ Kathleen Wilson-Thompson Kathleen Wilson-Thompson

Exhibit 24